UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2012

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (314) 342-3400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment to the Current Report on Form 8-K filed by Peabody Energy Corporation on October 26, 2012 is being filed to provide disclosure regarding the employment agreement between Peabody Energy Corporation and Charles F. Meintjes that was entered into as of January 7, 2013.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Information regarding changes in roles and responsibilities of Eric Ford and Charles L. Meintjes is incorporated herein by reference from Item 5.02(c) below.

(c) On October 23, 2012, Peabody Energy Corporation (“Peabody”) announced leadership changes within the business units to further strengthen Peabody’s global operating platform. Peabody has named Eric Ford as Chairman of Peabody’s Australia Business Unit, Charles F. Meintjes as President – Australia and Kemal Williamson as President – Americas. Mr. Ford currently serves as President – Australia and Mr. Meintjes currently serves as Acting President – Americas. All changes are effective November 15, 2012.

In his new role as Chairman of Peabody’s Australia Business Unit, Mr. Ford will oversee strategic direction, operational and commercial strategy and performance, and external stakeholder interaction. Mr. Ford, age 58, joined Peabody in March 2007 as Executive Vice President and Chief Operating Officer, and served in that position until he was named President – Australia in March 2012. He has over 40 years of extensive international management, operating and engineering experience. Mr. Ford serves on the board of directors of Compass Minerals International, Inc.

In his new role as President – Australia, Mr. Meintjes will lead business unit teams that manage all aspects of the Australia operating platform with responsibility for health and safety, operations, sales and marketing, product delivery and support functions. Mr. Meintjes, age 49, has extensive operational, strategy, continuous improvement and information technology experience with mining companies on three continents. He joined Peabody in 2007, and most recently served as Acting President – Americas and Group Executive of Operations for the Midwest and Colorado. Other past positions with Peabody include Senior Vice President of Operations Improvement and Senior Vice President Engineering and Continuous Improvement.

In his new role as President – Americas, Mr. Williamson will lead business unit teams that manage all aspects of the Americas operating platform with responsibility for health and safety, operations, sales and marketing, product delivery and support functions. Mr. Williamson, age 53, brings more than 30 years experience in mining engineering and operations roles across North America and Australia. He joined Peabody in 2000, and most recently was Group Executive Operations for the Peabody Energy Australia operations. Other past positions with Peabody include Group Executive – Powder River Basin Operations, Group Executive – Midwest Operations, and Director – Land Management.

Williamson Employment Agreement

On December 20, 2012, Peabody and Mr. Williamson entered into a restated employment agreement pursuant to which he accepted employment as President Americas. The employment agreement provides for an initial three-year term which automatically renews for a one-year period at the end of the initial term and, if applicable, any renewal period, unless written notice is given by either party at least 90 days before the end of the applicable period.

The employment agreement describes the compensation arrangements applicable to Mr. Williamson during his employment with Peabody, which includes:

•	a base salary at the initial rate of $500,000;

•	an annual cash bonus in accordance with a program approved by the Board of Directors (his bonus opportunity for the 2012 fiscal year is 80% of his base salary); and

•

eligibility to receive equity-based compensation awards under Peabody’s equity incentive plans (the grant date value for such awards is targeted at 200% of his base salary, but actual awards may range from 0% to 350% of base salary).

Following a termination of employment for any reason during the term of employment or any renewal period, Mr. Williamson will be entitled to receive: (1) base salary earned but not yet paid prior to such termination; (2) any reimbursable business expenses not yet reimbursed; (3) any vacation time accrued but unused as of the date of such termination; and (4) any benefits accrued and vested under any of Peabody’s employee benefit programs, plans and practices on or prior to the date of termination. In addition:

•	If Mr. Williamson’s employment terminates due to retirement (as defined in the applicable plan), he will be entitled to a one-time prorated annual cash bonus for the year of termination.

•

In the event of disability (as defined in the employment agreement), Peabody may terminate Mr. Williamson’s employment, in which case, he will be entitled to a one-time prorated annual cash bonus for the year of termination.

•	In the event of Mr. Williamson’s death during the term of employment, Peabody will pay to his beneficiaries or estate a one-time prorated annual cash bonus for the year of his death.

•

If Mr. Williamson’s employment is terminated by Peabody other than for cause, disability or death or by Mr. Williamson for good reason (as defined in the employment agreement), Mr. Williamson will be entitled to the following benefits: (A) one times base salary; (B) one times the annual average of the actual cash bonuses paid to him for the three prior years; and (C) six percent of base salary (to compensate for Company contributions he otherwise might have received under Peabody’s retirement plan). If such termination also constitutes a separation of service (as defined in the employment agreement), Mr. Williamson will also be entitled to (1) a one-time prorated annual cash bonus for the year of termination and (2) continuation of group health coverage (including medical, dental and vision benefits) for the 18 months following termination. Continuing benefit coverage will terminate to the extent he is offered or obtains comparable coverage from any other employer.

The employment agreement provides for confidentiality obligations during and following Mr. Williamson’s employment and includes noncompetition provisions that are effective during, and for one year following, his employment, and nonsolicitation provisions that are effective during, and for two years following, his employment.

The foregoing description is only a summary of certain provisions of the employment agreement, and is qualified in its entirety by reference to the employment agreement itself, which is filed as Exhibit 10.1 hereto and which is incorporated by reference herein.

Meintjes Employment Agreement

On January 7, 2013, Peabody and Mr. Meintjes entered into a restated employment agreement pursuant to which he accepted employment as President Australia. The employment agreement provides for an initial three-year term which automatically renews for a one-year period at the end of the initial term and, if applicable, any renewal period, unless written notice is given by either party at least 90 days before the end of the applicable period.

The employment agreement describes the compensation arrangements applicable to Mr. Meintjes during his employment with Peabody, which includes:

•	a base salary at the initial rate of $550,000;

•	an annual cash bonus in accordance with a program approved by the Board of Directors (his bonus opportunity for the 2012 fiscal year is 80% of his base salary); and

•

eligibility to receive equity-based compensation awards under Peabody’s equity incentive plans (the grant date value for such awards is targeted at 200% of his base salary, but actual awards may range from 0% to 350% of base salary).

Following a termination of employment for any reason during the term of employment or any renewal period, Mr. Meintjes will be entitled to receive: (1) base salary earned but not yet paid prior to such termination; (2) any reimbursable business expenses not yet reimbursed; (3) any vacation time accrued but unused as of the date of such termination; and (4) any benefits accrued and vested under any of Peabody’s employee benefit programs, plans and practices on or prior to the date of termination. In addition:

•	If Mr. Meintjes’ employment terminates due to retirement (as defined in the applicable plan), he will be entitled to a one-time prorated annual cash bonus for the year of termination.

•

In the event of disability (as defined in the employment agreement), Peabody may terminate Mr. Meintjes’ employment, in which case, he will be entitled to a one-time prorated annual cash bonus for the year of termination.

•	In the event of Mr. Meintjes’ death during the term of employment, Peabody will pay to his beneficiaries or estate a one-time prorated annual cash bonus for the year of his death.

•

If Mr. Meintjes’ employment is terminated by Peabody other than for cause, disability or death or by Mr. Meintjes for good reason (as defined in the employment agreement), Mr. Meintjes will be entitled to the following benefits: (A) one times base salary; (B) one times the annual average of the actual cash bonuses paid to him for the three prior years; and (C) six percent of base salary (to compensate for Company contributions he otherwise might have received under Peabody’s retirement plan). If such termination also constitutes a separation of service (as defined in the employment agreement), Mr. Meintjes will also be entitled to (1) a one-time prorated annual cash bonus for the year of termination and (2) continuation of group health coverage (including medical, dental and vision benefits) for the 18 months following termination. Continuing benefit coverage will terminate to the extent he is offered or obtains comparable coverage from any other employer.

The employment agreement provides for confidentiality obligations during and following Mr. Meintjes’ employment and includes noncompetition provisions that are effective during, and for one year following, his employment, and nonsolicitation provisions that are effective during, and for two years following, his employment.

The foregoing description is only a summary of certain provisions of the employment agreement, and is qualified in its entirety by reference to the employment agreement itself, which is filed as Exhibit 10.2 hereto and which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Restated Employment Agreement entered into as of December 20, 2012, by and between Peabody Energy Corporation and Kemal Williamson.*

10.2	Restated Employment Agreement entered into as of January 7, 2013, by and between Peabody Energy Corporation and Charles F. Meintjes.

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

January 10, 2013	By:	/s/ Kenneth L. Wagner
		Name:	Kenneth L. Wagner
		Title:	Vice President, Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Restated Employment Agreement entered into as of December 20, 2012, by and between Peabody Energy Corporation and Kemal Williamson.*

10.2	Restated Employment Agreement entered into as of January 7, 2013, by and between Peabody Energy Corporation and Charles F. Meintjes.

*	Previously filed.